                                                                    EXHIBIT 99.1

             CLEAR CHANNEL REPORTS RECORD FIRST QUARTER 2004 RESULTS

SAN ANTONIO, TEXAS MAY 4, 2004...Clear Channel Communications, Inc. (NYSE: CCU) today reported record results for its quarter ended March 31, 2004.

The Company reported revenues of $2.0 billion in the first quarter of 2004, an 11% increase over the $1.8 billion reported for the first quarter of 2003. Clear Channel's net income and diluted earnings per share grew 64% and 58%, respectively, to $116.5 million and $.19 per diluted share during the first quarter of 2004. This compares to $71.0 million and $.12 per diluted share for the same period in 2003.

The Company's 2004 net income includes $47.0 million and $11.6 million of pre-tax gains related to the sale of the Company's remaining investment in Univision Communications and the sale of radio operating assets, respectively. These gains were offset by a $31.4 million pre-tax loss on the early extinguishment of debt. Excluding these items, net income would have been $100.3 million or $.16 per diluted share, a 33% increase over the first quarter of 2003 diluted earnings per share.

Lowry Mays, Chairman and Chief Executive Officer, commented, "We are off to a great start for the year and are pleased to report record first quarter results. These impressive results reflect our success in providing the highest quality content and services to the communities we serve and delivering value to our customers and results to our advertising partners. This focus, combined with employing the best people, is the key to our financial performance and enables us to create value for shareholders over the long-term."

Mark Mays, President and Chief Operating Officer, said, "Our results this quarter highlight the tremendous operating leverage of our businesses in an improving revenue environment. We realized impressive revenue gains in each of our operating divisions, and were successful in translating this performance into cash flow and earnings growth. In addition, during the quarter we initiated a $1.0 billion share buyback program, providing us with another avenue to increase shareholder value. With the economy strengthening and the advertising environment continuing to improve, we are ideally positioned to deliver impressive growth for the remainder of the year and beyond."

Mark Mays went on to say, "Lowry will not be able to join us on the conference call today because last Friday he woke up with numbness on his left side and was admitted to the hospital for testing. The doctors found some swelling of his brain caused by localized bleeding and a small blood clot. He underwent surgery Friday afternoon to relieve pressure caused by the swelling. The surgery was successful and Lowry is in good spirits and mentally alert. He even started grilling me about the business shortly after he came out of surgery. We and his team of doctors expect a complete recovery."

REVENUE AND OPERATING EXPENSES

                                          Radio          Outdoor           Live
(In thousands)                        Broadcasting     Advertising     Entertainment      Other      Eliminations  Consolidated
                                      ------------     -----------     -------------   -----------   ------------  ------------

THREE MONTHS ENDED MARCH 31, 2004
Revenue                               $   832,944      $   521,593      $   513,958    $   132,361   $   (31,290)   $ 1,969,566
Divisional operating expenses             512,328          412,738          491,848        114,094       (31,290)     1,499,718

THREE MONTHS ENDED MARCH 31, 2003
Revenue                               $   795,034      $   450,528      $   437,882    $   125,418   $   (29,419)   $ 1,779,443
Divisional operating expenses             495,104          364,709          421,136        109,545       (29,419)     1,361,075

% GROWTH
Revenue                                         5%              16%              17%             6%            6%            11%
Divisional operating expenses                   3%              13%              17%             4%            6%            10%

Included in the Company's first quarter 2004 revenue and operating expenses are approximately $54.1 million and $49.6 million, respectively, of foreign exchange increases as compared to the same period of 2003.

RADIO BROADCASTING

The Company's radio broadcasting revenue increased 5% to $832.9 million during the first quarter of 2004 compared to the same period of 2003. Revenue growth was lead by resurgent local advertising, growth in network revenue primarily from the Company's syndicated radio programs and growth in traffic revenue. Revenue grew sequentially throughout the first quarter of 2004, with March being the strongest month. During the first quarter of 2004, the majority of the Company's markets grew in-line with the overall revenue growth in its radio segment. Strong local and national advertising categories during the first quarter included services, automotive, entertainment and consumer products.

Operating expenses increased 3% to $512.3 million during the first quarter of 2004 compared to the same period of 2003. The increase is primarily from an increase in programming and promotion costs, increased sales related expenses driven by commission and accrued bonus expenses and an increase in general and administrative expenses associated with an increase in the cost of employee healthcare benefits.

OUTDOOR ADVERTISING

The Company's outdoor advertising revenue increased 16% to $521.6 million during the first quarter of 2004 compared to the same period of 2003. Growth was led by strong domestic bulletin and international street furniture and billboard revenues. Also contributing to the increase was $10.4 million from the purchase and consolidation of the Company's outdoor advertising joint venture in Australia, which it had accounted for as an equity method investment during the first quarter of 2003. Included in the revenue increase is approximately $37.7 million from foreign exchange increases. Offsetting the revenue increase was a decline in revenue from the Company's airport advertising inventory.

The growth in the Company's domestic bulletin revenue came from growth in average bulletin rates, while bulletin occupancy levels were flat for the first quarter of 2004 compared to 2003. Revenue from the Company's domestic posters was essentially unchanged during the first quarter of 2004 as compared to 2003, with average poster rates up and poster occupancy slightly down. Growth occurred across the majority of the Company's domestic markets, with its top 25 markets outperforming its aggregate outdoor advertising revenue growth. Strong markets included Miami, Minneapolis, Atlanta and Portland with automotive, entertainment, business/consumer services and real estate advertising categories contributing to the growth.

The growth in the Company's international street furniture revenue was fueled by growth in average revenue per street furniture display and the total number of displays was slightly up for the first quarter of 2004 as compared to 2003. Similar to street furniture, the revenue growth in the Company's international billboards was led by an increase in average revenue per billboard with the total number of international billboards consistent for the first quarter of 2004 as compared to 2003. Strong international markets included the United Kingdom, Australia and Sweden.

Operating expenses increased 13% to $412.7 million during the first quarter of 2004 compared to the same period of 2003. The increase includes approximately $34.1 million from foreign exchange increases. Additionally, the Company incurred more site lease expenses primarily related to increased lease rates. The Company also saw an additional $8.8 million in operating expenses during the first quarter of 2004 resulting from the purchase and consolidation of its outdoor advertising joint venture in Australia, which it had accounted for as an equity method investment during the first quarter of 2003.

LIVE ENTERTAINMENT

The Company's live entertainment revenue increased 17% to $514.0 million during the first quarter of 2004 compared to the same period of 2003. Increased concert ticket sales from additional shows and higher attendance at events such as Bette Midler and Britney Spears drove the increase. The Company also saw increased touring revenue from events such as David Bowie. Revenue from sponsorships was another

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contributing factor to the growth. Also underlying the revenue increase was approximately $16.4 million from foreign exchange.

Operating expenses increased 17% to $491.8 million during the first quarter of 2004 compared to the same period of 2003. The increase includes approximately $15.5 million from foreign exchange. The remaining increase primarily relates to variable costs associated with the volume and mix of events in 2004 as compared to 2003.

SELECTED BALANCE SHEET INFORMATION

(In thousands)                                                               March 31, 2004           March 31, 2003
                                                                            ----------------         ----------------
Cash                                                                        $        194,046         $        349,242
Total Current Assets                                                        $      2,197,498         $      2,213,964
Net Property, Plant and Equipment                                           $      4,168,268         $      4,190,478
Total Assets                                                                $     27,799,481         $     27,760,993
Current Liabilities (excluding current portion of long-term debt)           $      2,019,119         $      1,657,745
Long-Term Debt (including current portion of long-term debt)                $      6,285,119         $      8,634,088
Shareholders' Equity                                                        $     15,582,021         $     14,327,896

CAPITAL EXPENDITURES

Capital expenditures for the first quarter of 2004 versus 2003 were:

(In thousands)                                       March 31, 2004                 March 31, 2003
                                                     --------------                 --------------
Non-revenue producing                                $       30,640                  $     29,749
Revenue producing                                            40,144                        34,683
                                                     --------------                  ------------
    Total capital expenditures                       $       70,784                  $     64,432
                                                     ==============                  ============

The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing is discretionary capital investment for new revenue streams, similar to an acquisition.

LIQUIDITY AND FINANCIAL POSITION

For the three months ended March 31, 2004, cash flow from operating activities was $530.8 million, cash flow provided from investing activities was $435.7 million, and cash flow used in financing activities was $895.8 million for a net increase in cash of $70.7 million. Cash flow from investing activities for the current quarter was positively impacted $599.4 million from the proceeds on the sale of Univision.

At March 31, 2004, Clear Channel had long-term debt of:

(In millions)                                       March 31, 2004
                                                    --------------
Bank Credit Facilities                               $       467.1
Public Notes                                               5,621.3
Other Debt                                                   196.7
                                                     -------------
    Total                                            $     6,285.1
                                                     =============

Leverage, defined as debt*, net of cash, divided by the trailing 12-month pro forma EBITDA**, was 2.68x at March 31, 2004.


----------

* As defined by Clear Channel's credit facilities, debt is long-term debt of $6,285.1 million plus letters of credit of $133.4 million; guarantees of third party debt of $34.6 million; net original issue discount/premium of $4.5 million; deferred purchase consideration of $15.9 million included in other long-term liabilities; and less fair value of interest rate swaps of $48.0 million and purchase accounting premiums of $16.0 million.

Randall Mays, Chief Financial Officer for the Company, said, "The first quarter of 2004 showed yet again the ability of our businesses to generate significant free cash flow. During the quarter we further strengthened our balance sheet reducing total debt by $779.9 million and reducing leverage to 2.68x. We are utilizing a portion of our free cash flow to fund a share repurchase program. To date, the Company has repurchased slightly less than $100.0 million in stock under the buyback program."

On February 25, 2004, the Company redeemed E.454.4 million of its 6.5% senior notes due July 7, 2005, for E.477.7 million plus accrued interest. After this redemption, E.195.6 million of the 6.5% senior notes remain outstanding.

As of March 31, 2004, 70% of the Company's debt bears interest at fixed rates and 30% of the Company's debt bears interest at floating rates based upon LIBOR. The Company's weighted average cost of debt at March 31, 2004 was 5.03%.

As of May 4, 2004, Clear Channel has approximately $1.8 billion available on its bank credit facilities. The Company does not have any public debt maturing during 2004. For future maturities or redemptions of debt, the Company intends to utilize the existing capacity under its bank facilities and other available funds. Redemptions or repurchases will occur through open market purchases, privately negotiated transactions, or other means.

BUSINESS OUTLOOK

The Company expects that operating income will increase in the low double digits on a percentage basis and earnings per share will increase in the high teens to low twenties on a percentage basis for the full year of 2004.

CONFERENCE CALL

The Company will host a teleconference to discuss its results on May 4th at 9:00 a.m. Eastern Time. The conference call number is 800-946-0705 and the pass code is 264635. Please call ten minutes in advance to ensure that you are connected prior to the presentation. The teleconference will also be available via a live audio cast on the Company's website, located at www.clearchannel.com. A replay of the call will be available for 72 hours after the live conference call. The replay number is 888-203-1112 and the pass code is 264635. The audio cast will also be archived on the Company's website and will be available beginning 24 hours after the call for a period of one week.



--------------------------------------------------------------------------------
** As defined by Clear Channel's credit facilities, pro forma EBITDA is the trailing twelve-month EBITDA adjusted to include EBITDA of any assets acquired in the trailing twelve-month period.

                              FINANCIAL HIGHLIGHTS
               CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                                    UNAUDITED
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                                        THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                    ------------------------------
                                                                                                             %
                                                                        2004              2003             CHANGE
                                                                    ------------      ------------      ------------
REVENUE                                                             $  1,969,566      $  1,779,443              10.7%
Divisional operating expenses                                          1,499,718         1,361,075
Corporate expenses                                                        49,364            42,779
Non-cash compensation expense                                                918               799
Depreciation and amortization                                            173,158           159,562
                                                                    ------------      ------------
OPERATING INCOME                                                         246,408           215,228              14.5%

Interest expense                                                          89,805           100,952
Gain (loss) on marketable securities                                      49,723             2,792
Equity in earnings (loss) of nonconsolidated affiliates                    6,675             2,335
Other income (expense) - net                                             (17,270)                2
                                                                    ------------      ------------

Income before income taxes                                               195,731           119,405

Income tax benefit (expense):
              Current                                                   (145,985)           17,995
              Deferred                                                    66,714           (66,354)
                                                                    ------------      ------------
NET INCOME                                                          $    116,460      $     71,046              63.9%
                                                                    ============      ============
Net Income per share:
              BASIC                                                 $       0.19      $       0.12              58.3%
                                                                    ============      ============
              DILUTED                                               $       0.19      $       0.12              58.3%
                                                                    ============      ============
              Weighted Average Shares Outstanding - Diluted              619,628           616,517

        SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A) AND NON-CASH COMPENSATION EXPENSE

The following tables set forth Clear Channel's Operating Income, D&A and Non-cash compensation expense for the three months ended March 31, 2004 and 2003. The Company defines "Operating Income before D&A and Non-cash compensation expense" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; D&A; and, Non-cash compensation expense.

The Company uses Operating Income before D&A and Non-cash compensation expense, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Additionally, the Company's bank credit facilities use this measure for compliance with leverage covenants.

Since Operating Income before D&A and Non-cash compensation expense is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Operating Income, D&A and Non-cash compensation expense are all financial statement line items included on the Company's statement of earnings. Operating Income before D&A and Non-cash compensation expense is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income
(loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions, which are excluded.

As required by the SEC, the Company provides reconciliations below of Operating Income before D&A and Non-cash compensation expense for each segment to such segment's operating income, and Operating Income before D&A and Non-cash compensation expense to net income, the most directly comparable amounts reported under GAAP.



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



                                         Radio        Outdoor          Live
(In thousands)                       Broadcasting   Advertising    Entertainment        Other        Corporate     Consolidated
                                     ------------   ------------   -------------    ------------   ------------    ------------

THREE MONTHS ENDED MARCH 31, 2004
Operating income (loss)              $    282,564   $      9,105    $      6,562    $      3,541   $    (55,364)   $    246,408
Non-cash compensation expense                 261             --              --              --            657             918
Depreciation and amortization              37,791         99,750          15,548          14,726          5,343         173,158
                                     ------------   ------------    ------------    ------------   ------------    ------------
Operating Income before D&A and
  Non-cash compensation expense      $    320,616   $    108,855    $     22,110    $     18,267   $    (49,364)   $    420,484
                                     ============   ============    ============    ============   ============    ============

THREE MONTHS ENDED MARCH 31, 2003
Operating income (loss)              $    262,114   $     (3,147)   $      1,927    $      3,376   $    (49,042)   $    215,228
Non-cash compensation expense                 516             --              --              --            283             799
Depreciation and amortization              37,300         88,966          14,819          12,497          5,980         159,562
                                     ------------   ------------    ------------    ------------   ------------    ------------
Operating Income before D&A and
  Non-cash compensation expense      $    299,930   $     85,819    $     16,746    $     15,873   $    (42,779)   $    375,589
                                     ============   ============    ============    ============   ============    ============

RECONCILIATION OF OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (D&A) AND NON-CASH COMPENSATION EXPENSE TO NET INCOME

(In thousands)                                                         THREE MONTHS ENDED MARCH 31,
                                                                          2004              2003
                                                                      ------------      ------------
Operating Income before D&A and Non-cash compensation expense         $    420,484      $    375,589
Non-cash compensation expense                                                  918               799
Depreciation & amortization                                                173,158           159,562
                                                                      ------------      ------------
Operating Income                                                           246,408           215,228

Interest expense                                                            89,805           100,952
Gain (loss) on marketable securities                                        49,723             2,792
Equity in earnings of nonconsolidated affiliates                             6,675             2,335
Other income (expense) - net                                               (17,270)                2
                                                                      ------------      ------------

Income before income taxes                                                 195,731           119,405
Income tax (expense) benefit:
     Current                                                              (145,985)           17,995
     Deferred                                                               66,714           (66,354)
                                                                      ------------      ------------

Net income                                                            $    116,460      $     71,046
                                                                      ============      ============

ABOUT CLEAR CHANNEL WORLDWIDE

Visit our website at http://www.clearchannel.com.

Clear Channel Worldwide, headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising and entertainment industries with radio and television stations, outdoor advertising displays, and live entertainment productions and venues throughout the United States and in 63 countries around the world.

For further information contact:

Investors - Randy Palmer, Senior Vice President of Investor Relations, (210) 832-3315 or Media - Lisa Dollinger, Senior Vice President of Corporate Communications, (210) 832-3474 or visit our web-site at http://www.clearchannel.com.

THE NUMBERS CONTAINED WITHIN THIS RELEASE ARE UNAUDITED. CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR



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

IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS. VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE INCLUDE, BUT ARE NOT LIMITED
TO: CHANGES IN ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING AND ENTERTAINMENT INDUSTRIES); FLUCTUATIONS IN INTEREST RATES; CHANGES IN INDUSTRY CONDITIONS; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS AND ACCESS TO CAPITAL MARKETS. OTHER KEY RISKS ARE DESCRIBED IN THE CLEAR CHANNEL COMMUNICATIONS' REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. EXCEPT AS OTHERWISE STATED IN THIS NEWS ANNOUNCEMENT, CLEAR CHANNEL COMMUNICATIONS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.



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